Filed Pursuant to Rule 424(b)(2)
                Relating to Form S-3 Registration
                     Statement No. 333-00815


                      DEVON FINANCING TRUST



                      PROSPECTUS SUPPLEMENT
             TO THE PROSPECTUS DATED APRIL 25, 1997


          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                     Number of
                      Securities      Offered        Name of
   Selling Holder        Held       Securities    Broker/Dealer
                                      Offered

Lazard Freres &  Co.    12,500        12,500           None
LLC.

           The above-listed securities will be sold to purchasers directly by the selling holder. There are no special arrangement or agreement with any broker/dealers regarding the sale of the Offered Securities. The Selling Holder does not have, and during the past three years has not had, any material relationship with Devon Energy Corporation or any of its affiliates.


           The Date of this Supplemental Prospectus is
                         April  25, 1997